Exhibit 10.8
CONSULTING AGREEMENT

THIS AGREEMENT, dated May 31, 2013, replaces the previous agreement dated January 14, 2013.

THIS AGREEMENT is between CARDINAL ENERGY GROUP, INC., a corporation organized under laws of the State of Nevada, whose address is 4336 Montgomery Ave., Bethesda, Maryland, 20814 (hereinafter referred to as the "Company"); and ATLANTA CAPITAL PARTNERS, LLC a corporation organized under laws of the State of Georgia, located at 507 North Little Victoria Road, Woodstock, Georgia 30189 (hereinafter referred to as the "Consultant").

WHEREAS, the Consultant is in the business of assisting public companies in financial advisory, strategic business planning, and investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company; and

WHEREAS, the Consultant may, during the period of time covered by this Agreement, present to the Company one or more plans of  public and investor relations to utilize other business entities to achieve the Company's goals of making the investing public knowledgeable about the benefits of stock ownership in the Company; and

WHEREAS, the  Company  recognizes  that  the  Consultant  is  not  in  the  business  of  stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter the "Act")  or the Securities and Exchange Act of 1934 (hereinafter the "Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for  the Company, and the Consultant is willing to provide such services to the Company;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Duties and Involvement.

The Company hereby engages Consultant to provide one or more plans, and for coordination in executing the agreed-upon plan, for using various business services as agreed by both parties.  The plans may include, but not by way of limitation, the following services: consulting with the Company's management concerning marketing surveys, investor accreditation, availability to expand investor base, investor support, strategic business planning, broker relations, attendance at conventions and trade shows, consulting of mergers with companies, review and assistance in updating a business plan, review and advise on the capital structure for the Company, propose legal counsel, assist in the development of an acquisition profile and structure, recommend financing alternatives and sources, and consult on corporate finance and/or investment banking issues. The agreement is limited to the United States.

2.           Relationship Among the Parties.

Consultant acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action.  The Company represents that the consultant does not have, through stock ownership or otherwise, the  power neither to control the Company, nor to exercise any dominating influences over its management.

Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company.  The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

3.           Effective Date, Term and Termination.

This Agreement shall be effective on May 31, 2013 and will continue until September 1, 2013. This three-month Agreement can be modified only if mutually agreeable and in writing. This Agreement may be terminated prior to the expiration of the term set forth herein as follows:

A.           Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

B.           Upon the other party taking the benefit of any insolvency law; and/or

C.           Upon the other party having or applying for a receiver appointed for either party.

D.	In the event the Company fails or refuses to cooperate with Consultant, Consultant shall have the right to terminate any further performance under this Agreement.

4.           Option to Renew and Extend.

Company may renew this Agreement on the same terms by providing written notice to Consultant at any time prior to the expiration hereof.

5.           Compensation and Payment of Expenses.

The Company agrees to pay Consultant the total sum of One Thousand Five Hundred dollars ($1,500.00) and ten thousand (10,000) shares of Cardinal Energy Group, Inc. (CEGX) stock registered under recent S-1 filing as total and complete consideration for the services to be provided by the Consultant to  the  Company.  The  certificate  will  be  issued  upon  signing  of  the  contract, or  upon completion of the S-1 filing.

If for any reason, the Company determines that it shall not proceed to utilize the services of Consultant, the fee shall continue to be deemed earned by Consultant and remain non-refundable.

Company shall have no other obligation to Consultant for payment, excepting the obligation for additional compensation as contained herein.

In the event that the Company extends this Consulting Agreement for more than three months from the date of execution, the Consultant will be entitled to additional compensation

Company agrees to  pay for all  costs and  expenses incurred associated  with its employees' working with the Consultant and its representatives, including lodging, meals, and travel as necessary. All other expenses for the fulfillment of this Agreement shall be borne by the Consultant, and by third parties engaged by it in connection with the performance of the financial and public relations services provided for herein.

    6.           Services Not Exclusive.

Consultant  shall  devote  such  of  its  time  and  effort  necessary  to  the  discharge  of  its  duties hereunder.  The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement.   Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

7.           Confidentiality.

Consultant  acknowledges   that  it  may  have  access  to  confidential   information  regarding  the Company and its business.   Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed  by the Company on the effective date of this Agreement or during the term hereof.

8.           Covenant Not to Compete.

During the term of this Agreement,  Consultant  warrants,  represents  and agrees  that  it will not directly participate  in the information developed  for and by the Company, and will not compete directly with the Company in the Company's primary industry or related fields.

9.           Indemnification.

Company agrees to indemnify and hold harmless the Consultant and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other  person,  may become  subject,  insofar as such  losses, claims, damages or liabilities (or actions, suits or proceedings  in respect thereof) arise out of or are based upon any untrue statement  or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission  or alleged  omission to state  therein  a material fact required to be stated  therein, or necessary to make the statements therein not misleading; and will reimburse the Consultant, or any such other person, for  any  legal  or  other  expenses  reasonably  incurred  by the  Consultant,  or any  such  other  person,  in connection  with  investigation  or defending  any  such  loss, claim,  damage,  liability,  or  action,  suit  or proceeding.

11.           Miscellaneous Provisions

Section a                       Time.  Time is of the essence of this Agreement.

Section b                       Presumption.   This Agreement or any section thereof shall not be construed  against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section c                      Computation  of Time.  In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

        Section d                       Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section e                      Pronouns and Plurals.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

Section f        Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section g                      Good Faith. Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

Section h                      Savings Clause.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section i                      Assignment.   This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

Section j                      Arbitration.

i.           Any controversy or claim arising out of or relating to this contract, or the breach thereof,  shall  be  settled  by  arbitration  administered  by  the  American  Arbitration  Association  in accordance with its Commercial Arbitration Rules including the Emergency Interim Relief Procedures, and judgment on the award rendered by a single arbitrator may be entered in any court having jurisdiction thereof.

ii.           Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

iii.           The situs of the arbitration shall be Dade County, Florida.

iv.           In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator.

Section k                      Notices.   All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified.  Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

Section l                       Governing law.  The Agreement shall be construed by and enforced in accordance with the laws of the State of North Carolina.

Section m                      Entire agreement.   This Agreement contains the entire  understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

Section n                       Waiver.  A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

Section o                      Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

Section p                       Successors.   The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

Section q            Counsel.  The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

CONSULTANT: ALTANTA CAPITAL PARTNERS, LLC

BY:	DAVID L. KUGELMAN
David L. Kugelman

COMPANY: CARDINAL ENERGY GROUP, INC.

BY:	TIMOTHY W. CRAWFORD
Timothy W. Crawford, CEO

OTC STOCK REVIEW LOGO

PROPOSAL	MAY 31, 2013

TO: Cardinal Energy Group, Inc. Mr. John May 2665 Fairfax Drive, Suite 103 Dublin, OH 43017	FOR: Investor Relations Consulting 90-Day Term

DESCRIPTION	AMOUNT
OTC Stock Review Investor Relations Package.	$1,500.00 and 10,000.00 shares of CEGX stock registered under recent S-1 filing
Corporate Profile and web presence on otcstockreview.com for Cardinal Energy Group,Inc. (CEGX).

Investment opinion issued via GlobeNewsWire for Cardinal Energy Group,Inc. (CEGX).

Distribute Corporate Profile to our proprietary databases of otcstockreview.com subscribers.

Inclusion in the OTC Stock Review bi-monthly printed newsletter  distributed to 20,000 subscribers.

Four news-oriented distributions featuring  Cardinal Energy Group,Inc. (CEGX) to our proprietary database of investors.

Email and Fax Campaigns - A weekly update is sent to opt in subscribers. Recipients will receive information highlighting your company's business plan,progress and necessary updates.

News Tags - News highlights on your company are released worldwide  and attached to other companies in the same industry  for a comparison. We will also take input on companies you would want to be attached to as well.

Investor  and broker telephone calls.

TOTAL	$1,500.00 and 10,000.00 shares of CEGX stock registered under recent S-1filing
Payment is due on receipt. Redacted information follows.

TOTAL

Payment is due on receipt.